American Water Star, Inc. Announces AMEX Notification of Non-Compliance Regarding the Filing

of Form 10-KSB for the Year Ended December 31, 2004.

LAS VEGAS, NV - (BUSINESS WIRE) - April 27, 2005 - American Water Star, Inc. (AMEX: AMW - News), received written notification from AMEX on April 20, 2005 alerting AMW that due to its inability to file the 2004 Form 10-KSB, AMW is not in compliance with AMEX's Company Guide Sections 134 and 1101. In addition, AMW's inability to file the 10-KSB is a violation of its listing agreement with AMEX and therefore, AMEX halted trading of AMW's common stock on April 18, 2005. AMEX's letter mandates that by May 4, 2005, AMW must file its 10-KSB or submit a plan to AMEX advising AMEX of AMW's actions it has taken or will take to bring AMW into compliance with Sections 134, 1101 and 1003(d).

AMW is working diligently on a daily basis to file the 2004 10-KSB and anticipates filing as soon as possible once the annual audited financial statements are finalized.

On April 25, 2005, AMW's management concluded following consultation with AMW's Audit Committee and its independent registered public accounting firm, that its financial statements for the unaudited quarterly periods ended March 31, 2004, June 30, 2004, and September 30, 2004 included in filings on Forms 10-QSB should no longer be relied upon due to certain incorrect calculations pertaining to the valuation of equity transactions reflecting shares issued for services.

As soon as practicable, AMW plans to file amended Reports on Forms 10-QSB for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 to include restatements of the financial statements.

About: American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of four branded beverages: Geyser Sport; Geyser Fruit; Geyser Fruta; and Hawaiian Tropic. Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages. Our Hawaiian Tropic products feature sugar-free, no carbohydrate, caffeine-free, sodium-free tropical drinks offered in four flavors.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, our ability to meet our estimated date of filing for the Form 10-KSB; any additional work that may be required for our financial statement preparation; obtaining required consents from our previous independent auditor; preparation and filing of amended quarterly reports for periods; our ability to become an industry leader; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
American Water Star Inc.	Redwood Consultants, LLC.
Donald Hejmanowski, 702-740-7036	Jens Dalsgaard, 415-884-0348